UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O’Connor Blvd., Suite 200, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On January 5, 2016, Pioneer Natural Resources (“Pioneer” or the “Company”) issued the news release that is attached hereto as Exhibit 99.1 (the “News Release”). In the News Release, the Company provided an operational update for the quarter and the year ended December 31, 2015, and preliminary information regarding its 2016 capital program.

Item 8.01.	Other Events

As part of the News Release, on January 5, 2016, the Company announced that it expects fourth quarter 2015 production to be between 213 thousand barrels equivalent per day (“MBOEPD”) to 215 MBOEPD, which is above the top end of the Company’s previously announced production forecast of 206 MBOEPD to 211 MBOEPD. The increase in production guidance is driven by the Company’s Spraberry/Wolfcamp horizontal drilling program, which continues to deliver better than expected horizontal well results across the Company’s large acreage position. During the fourth quarter, Pioneer placed 44 Spraberry/Wolfcamp horizontal wells on production as expected, including 35 wells in the Company’s northern acreage (22 of which targeted the Wolfcamp B interval, 11 of which were Lower Spraberry Shale wells and two of which were Wolfcamp A interval wells) and nine wells in the Company’s southern Wolfcamp joint venture area. The completion optimization program was expanded at the end of the third quarter of 2015 to include an additional 50 horizontal wells as a result of the strong production exhibited by the Company’s initial 26-well completion optimization program. Almost all of the Spraberry/Wolfcamp wells completed during the fourth quarter benefited from the Company’s continuing completion optimization program.

The Company expects that its full-year 2015 capital budget expenditures will remain consistent with its previously forecast budget of $2.2 billion (excluding acquisitions, asset retirement obligations, capitalized interest and geological and geophysical administrative costs).

Production costs for the fourth quarter are expected to average $11.00 per barrel of oil equivalent (“BOE”) to $13.00 per BOE. Depletion, depreciation and amortization expense is expected to average $21.50 per BOE to $23.50 per BOE. Total exploration and abandonment expense is expected to be less than $25 million.

General and administrative expense for the fourth quarter is expected to be $80 million to $85 million, interest expense is expected to be $45 million to $50 million and other expense is expected to be $40 million to $50 million. Other expense includes $18 million to $20 million for stacked drilling rig charges. Accretion of discount on asset retirement obligations is expected to be $3 million to $5 million.

During the fourth quarter of 2015, Pioneer may also recognize unusual noncash impairment charges related to reducing the carrying value of its (i) proved oil and gas properties by $800 million to $1.0 billion (principally related to reducing the carrying value of its Eagle Ford Shale assets as a result of low oil, gas and natural gas liquids prices) and (ii) pipe inventory by $50 million to $70 million, as the inventory is not expected to be used primarily as a result of eliminating vertical well drilling. The preliminary estimate of impairment charges is subject to the completion of the Company’s financial closing procedures. Accordingly, these results are subject to change.

The Company’s effective income tax rate is expected to range from 35% to 40%. Current income taxes are expected to be $10 million to $20 million and are primarily attributable to alternative minimum taxes that remain to be recognized as a result of the sale of the Company’s interest in EFS Midstream LLC (the “EFS Midstream sale”) in July 2015.

The Company currently has 35,000 barrels of oil per day (“BOPD”) of production for the first half of 2016 covered with swaps at an average price of $60 per barrel and the remaining 65,500 BOPD of its first half of 2016 derivative position covered with three-way collars at an average short put price of $43, an average put price of $63 and an average call price of $73. For the second half of 2016, the Company has 112,000 BOPD of three-way collar derivative positions at an average short put price of $47, an average put price of $65 and an average call price of $76.

Cautionary Statement Concerning Forward-Looking Statements

Except for historical information contained herein, the statements in this Current Report on Form 8-K are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company’s drilling and operating activities, access to and availability of transportation, processing, fractionation and refining facilities, Pioneer’s ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to Pioneer’s credit facility and derivative contracts and the purchasers of Pioneer’s oil, natural gas liquid and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data, environmental and weather risks, including the possible impacts of climate change, the risks associated with the ownership and operation of the Company’s industrial sand mining and oilfield services businesses and acts of war or terrorism. These and other risks are described in Pioneer’s Annual Report on Form 10-K for the year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. In addition, Pioneer may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Pioneer undertakes no duty to publicly update these statements except as required by law.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1 —	News Release, dated January 5, 2016, titled “Pioneer Natural Resources Company Provides 2015 Operational Update and Preliminary 2016 Capital Program.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Dated: January 5, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1(a)	News Release, dated January 5, 2016, titled “Pioneer Natural Resources Company Provides 2015 Operational Update and Preliminary 2016 Capital Program.”

(a)	Furnished herewith.